EXHIBIT 8

LIST OF SUBSIDIARIES

Set forth below is a chart indicating the individual companies within the Group and the participation (direct and indirect) in each company at December 31, 2009.

Primary Operating Area	Country of incorporation	Direct	Indirect	Total
Corporate & Investment Banking
Ethniki Leasing S.A.	Greece	93.33%	6.67%	100.00%
Ethniki Factors S.A.	Greece	100.00%	—	100.00%
Eterika Plc(1)	UK	—	—	—
Titlos Plc (1)	UK	—	—	—
Retail Banking
Revolver APC Limited (1)	UK	—	—	—
Revolver 2008-1 PLC (1)	UK	—	—	—
Turkish Operations
Finansbank A.S.	Turkey	77.22%	17.58%	94.80%
Finans Leasing A.S.	Turkey	2.55%	56.17%	58.72%
Finans Invest A.S.	Turkey	0.20%	94.52%	94.72%
Finans Portfolio Management A.S.	Turkey	0.01%	94.71%	94.72%
Finans Investment Trust A.S.	Turkey	5.30%	76.80%	82.10%
IB Tech A.S.	Turkey	—	94.71%	94.71%
Finans Consumer Finance A.S.	Turkey	—	94.79%	94.79%
Finans Factoring A.S.	Turkey	—	94.79%	94.79%
NBG (Malta) Holdings Ltd (formerly Finans (Malta) Holdings Ltd)	Malta	—	100.00%	100.00%
NBG Bank (Malta) Ltd (formerly Finansbank (Malta) Ltd)	Malta	—	100.00%	100.00%
International
The South African Bank of Athens Ltd.	South Africa	94.32%	5.35%	99.67%
National Bank of Greece (Cyprus) Ltd.	Cyprus	100.00%	—	100.00%
National Securities Co (Cyprus) Ltd.	Cyprus	—	100.00%	100.00%
NBG Management Services Ltd.	Cyprus	100.00%	—	100.00%
Stopanska Banka A.D. (Skopje)	FYROM	73.04%	—	73.04%
United Bulgarian Bank A.D.—Sofia (UBB)	Bulgaria	99.91%	—	99.91%
UBB Asset Management	Bulgaria	—	99.92%	99.92%
UBB Insurance Broker	Bulgaria	—	99.93%	99.93%
UBB Factoring E.O.O.D.	Bulgaria	—	99.91%	99.91%
Interlease E.A.D.	Bulgaria	100.00%	—	100.00%
Interlease Auto E.A.D.	Bulgaria	—	100.00%	100.00%
ETEBA Bulgaria A.D.	Bulgaria	92.00%	8.00%	100.00%
Banca Romaneasca S.A.	Romania	89.07%	—	89.07%
NBG Leasing IFN S.A.	Romania	100.00%	—	100.00%
Vojvodjanska Banka a.d. Novi Sad	Serbia	100.00%	—	100.00%
NBG Leasing d.o.o. Belgrade	Serbia	100.00%	—	100.00%
NBG Services d.o.o. Belgrade	Serbia	—	100.00%	100.00%
Global Markets & Asset Management
National Securities S.A (formerly National P&K Securities S.A.)	Greece	100.00%	—	100.00%
NBG Asset Management Mutual Funds S.A.	Greece	81.00%	19.00%	100.00%
NBG Greek Fund Ltd.	Cyprus	100.00%	—	100.00%
NBG Finance Plc	UK	100.00%	—	100.00%
NBG Finance (Dollar) Plc	UK	100.00%	—	100.00%
NBG Finance (Sterling) Plc	UK	100.00%	—	100.00%
NBG International Ltd.	UK	100.00%	—	100.00%
NBG International Inc. (NY)	USA	—	100.00%	100.00%
NBGI Private Equity Ltd.	UK	—	100.00%	100.00%
NBGI Private Equity S.A.S.	France	—	100.00%	100.00%
ETEBA Romania S.A.	Romania	100.00%	—	100.00%
NBG Asset Management Luxemburg S.A.	Luxemburg	94.67%	5.33%	100.00%
NBGI Private Equity Funds	UK	—	100.00%	100.00%
CPT Investments Ltd.	Cayman Islands	50.10%	—	50.10%

Insurance
NBG Bancassurance S.A.	Greece	99.70%	0.30%	100.00%
Ethniki Hellenic General Insurance S.A.	Greece	100.00%	—	100.00%
National Insurance Brokerage S.A.	Greece	—	95.00%	95.00%
Ethniki Insurance (Cyprus) Ltd.	Cyprus	—	100.00%	100.00%
Ethniki General Insurance (Cyprus) Ltd.	Cyprus	—	100.00%	100.00%
S.C. Garanta Asigurari S.A.	Romania	—	94.96%	94.96%
Audatex Hellas S.A.	Greece	—	70.00%	70.00%
Finans Pension AS	Turkey	—	94.79%	94.79%
Other
Ethniki Kefalaiou S.A.	Greece	100.00%	—	100.00%
NBG Property Services S.A.	Greece	100.00%	—	100.00%
Pronomiouhos S.A. Genikon Apothikon Hellados	Greece	100.00%	—	100.00%
Innovative Ventures S.A. (I-Ven) (under liquidiation)	Greece	—	100.00%	100.00%
Astir Palace Vouliagmenis S.A.	Greece	85.35%	—	85.35%
Grand Hotel Summer Palace S.A.	Greece	100.00%	—	100.00%
NBG Training Center S.A.	Greece	100.00%	—	100.00%
Ethnodata S.A.	Greece	100.00%	—	100.00%
KADMOS S.A.	Greece	100.00%	—	100.00%
DIONYSOS S.A.	Greece	99.91%	—	99.91%
EKTENEPOL Construction Company S.A.	Greece	100.00%	—	100.00%
Protypos Mortgage, Touristic S.A.	Greece	100.00%	—	100.00%
Hellenic Touristic Constructions S.A.	Greece	77.76%	—	77.76%
Ethnoplan S.A.	Greece	—	100.00%	100.00%
Ethniki Ktimatikis Ekmetalefsis S.A.	Greece	100.00%	—	100.00%
NBG Pangaea Real Estate Investment Company	Greece	100.00%	—	100.00%
NBG International Holdings BV	The Netherlands	100.00%	—	100.00%

(1)           VIE in which the Bank has a beneficial interest